UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): February 28, 2019

Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)

 Florida
(State or Other Jurisdiction of Incorporation)

001-16435	59-2389435
(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966
(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02. Results of Operations and Financial Condition
On March 6, 2019, Chico’s FAS, Inc. (the “Company”) issued a press release announcing its fourth quarter and year-end earnings for the period ended February 2, 2019.
A copy of the release issued on March 6, 2019 is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On March 6, 2019, the Company announced that its Board of Directors has appointed Karen McKibbin as the President of its Chico's brand, effective April 1, 2019. Ms. McKibbin, 59, is joining the Company after having served as President of Nordstrom Rack, an off-price fashion retailer, since 2017. From 2012 until 2017, Ms. McKibbin served as President of Nordstrom Canada, an international fashion retailer. Previously at Nordstrom, she served as Vice President and led four different regions for that company. Ms. McKibbin also served in merchandising and store management roles at Nordstrom.
There are no arrangements or understandings between Ms. McKibbin and any other persons pursuant to which Ms. McKibbin was selected as an officer, nor are there any family relationships between Ms. McKibbin and any of the Company's directors or executive officers. Neither Ms. McKibbin nor any related person of Ms. McKibbin has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party.
The Company has entered into a letter agreement dated March 4, 2019 with Ms. McKibbin, which provides for an annual salary and certain other benefits. Pursuant to the letter agreement, Ms. McKibbin's base salary is $725,000, subject to annual increases as set from time to time by the Company’s Board of Directors. Upon commencement of employment, Ms. McKibbin will be awarded a sign-on bonus of $25,000, which is subject to repayment if she voluntarily resigns from the Company within twelve months of her start date. Additionally, Ms. McKibbin will be awarded a sign-on grant of 170,000 restricted shares of the Company’s common stock following her employment commencement date, which will vest over a three-year period with one-third vesting each year on the anniversary of the grant date. Beginning in fiscal 2019, Ms. McKibbin is also eligible for an annual bonus under the Company’s Amended and Restated Cash Bonus Incentive Plan with a target of 80% of her base salary, and a payout range from 0% to 200% of her target, if earned, and a minimum guaranteed bonus of $290,000 for fiscal 2019. Ms. McKibbin will be eligible for annual equity grants beginning in fiscal 2020 in the discretion of the Human Resources, Compensation and Benefits Committee of the Board of Directors. Ms. McKibbin is also eligible to receive certain severance benefits in the case of an involuntary termination under certain circumstances, including a change-in-control under the Company’s Executive Severance Plan. She will also be provided certain relocation benefits. Ms. McKibbin is also eligible to participate in the Company’s employee benefit plans and programs on terms offered to similarly situated employees.
The foregoing description of the letter agreement is not complete and is qualified in its entirety by reference to the full text of such agreement included as Exhibit 10.1 to this Form 8-K.
Ms. McKibbin is also subject to restrictive covenants as detailed in the Restrictive Covenant Agreement included as Exhibit 10.2 to this Form 8-K.
A copy of the release issued on March 6, 2019 is attached to this Report as Exhibit 99.2.
Item 8.01 Other Events
On February 28, 2019, the Company issued a press release announcing its Board of Directors declared a quarterly cash dividend of $0.0875 per share.
A copy of the release issued on February 28, 2019 is attached to this Report as Exhibit 99.3 and is incorporated by reference therein.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits:

Exhibit 99.1	Earnings Press Release of Chico’s FAS, Inc. dated March 6, 2019
Exhibit 99.2	Press Release of Chico’s FAS, Inc. dated March 6, 2019
Exhibit 99.3	Dividend Press Release of Chico’s FAS, Inc. dated February 28, 2019
Exhibit 10.1	Employment letter agreement between the Company and Karen McKibbin
Exhibit 10.2	Restrictive covenant agreement between the Company and Karen McKibbin

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

Date: March 6, 2018	By:
/s/ Todd E. Vogensen
Todd E. Vogensen, Executive Vice President, Chief Financial Officer and Assistant Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 99.1	Earnings Press Release of Chico’s FAS, Inc. dated March 6, 2019
Exhibit 99.2	Press Release of Chico’s FAS, Inc. dated March 6, 2019
Exhibit 99.3	Dividend Press Release of Chico’s FAS, Inc. dated February 28, 2019
Exhibit 10.1	Employment letter agreement between the Company and Karen McKibbin
Exhibit 10.2	Restrictive covenant agreement between the Company and Karen McKibbin